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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of DigitalThink, Inc. on Form S-1 of our report dated December 2, 1999, appearing in the prospectus, which is part of this registration statement, and of our report dated December 2, 1999 related to the financial statement schedule appearing elsewhere in this registration statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such prospectus.

/s/ DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

San Jose, California
December 8, 1999